Exhibit 4.1


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STANDARD & POOR'S          Frank A. Ciccotto, Jr.  55 Water Street, 45th Floor
The McGraw Hill Companies  Senior Vice President   New York, NY  10041
                           Securities Evaluations  Tel. 212-438-4417
                                                   Fax 212-438-7748
                                                   frank_ciccotto_jr@sandp.com
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                               February 19, 2014


Invesco Capital Markets, Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.

          Re:  Invesco Unit Trusts, Municipal Series 1191
               Quality Municipals Income Trust, 77th Limited Maturity Series
               -------------------------------------------------------------

Gentlemen:

   We have examined Registration Statement File No. 333-193285 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ FRANK A. CICCOTTO
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                                                               Frank A. Ciccotto

                                         Senior Vice President & General Manager